                                                                     EXHIBIT 4.8

               FOURTH SUPPLEMENTAL INDENTURE TO THE 1996 INDENTURE


         FOURTH SUPPLEMENTAL INDENTURE, dated as of August 31, 1998 (the "Fourth Supplemental Indenture"), to the 1996 Indenture (as defined below), among OUTDOOR SYSTEMS, INC., a Delaware corporation (the "Company"), the Guarantors (as defined in the 1996 Indenture), the subsidiaries of the Company listed on Schedule A annexed hereto (the "Additional Guarantors") and THE BANK OF NEW YORK, a New York banking corporation, as trustee (together with any successor trustee appointed in accordance with the terms of the 1996 Indenture, the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company has issued its 9-3/8% Senior Subordinated Notes due 2006 (the "Securities") in the aggregate principal amount of $250,000,000 under and pursuant to the Indenture, dated as of October 15, 1996 among the Company, the Guarantors named therein and the Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of June 23, 1997 by and among the Company, the Guarantors named therein, the Additional Guarantors named therein and the Trustee, the Second Supplemental Indenture, dated as of September 30, 1997 by and among the Company, the Guarantors named therein, the Additional Guarantors named therein and the Trustee and the Third Supplemental Indenture, dated as of January 22, 1998 by and among the Company, the Guarantors named therein, the Additional Guarantor named therein and the Trustee (the "1996 Indenture"); and

         WHEREAS, the Additional Guarantors have become Restricted Subsidiaries and pursuant to Section 4.21 of the 1996 Indenture are obligated to enter into this Fourth Supplemental Indenture, and thereby become Guarantors (as defined in the 1996 Indenture) as provided in Article X of the 1996 Indenture; and

         WHEREAS, OS Baseline, Inc., formerly an Arizona corporation, Decade Communications Group, Inc., formerly a Colorado corporation, and Bench Advertising Company of Colorado, Inc., formerly a Colorado corporation, each a Guarantor named in the 1996 Indenture, are no longer Guarantors to the 1996 Indenture as each no longer exists as a legal entity pursuant to a merger of each with and into Outdoor Systems, Inc., a Delaware corporation, on June 30, 1998;

         WHEREAS, OS Advertising of Texas Painting, Inc., formerly a Texas corporation, a Guarantor named in the 1996 Indenture, was dissolved on June 24, 1998 and is no longer a Guarantor named in the 1996 Indenture;

         WHEREAS, pursuant to Section 8.01(4) of the 1996 Indenture, the Company, the Guarantors, the Additional Guarantors and the Trustee may enter into this Fourth Supplemental Indenture without the consent of any Holder; and

         WHEREAS, all consents and notices required to be obtained and given as conditions to the execution of this Fourth Supplemental Indenture pursuant to the 1996 Indenture and all other documents relating to the Securities have been obtained and given;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                           AUTHORIZATION; DEFINITIONS

         Section 1.01. Fourth Supplemental Indenture. This Fourth Supplemental Indenture is supplemental to, and is entered into in accordance with Section
8.01 of, the 1996 Indenture, and except as modified, amended and supplemented by this Fourth Supplemental Indenture, the provisions of the 1996 Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

         Section 1.02. Definitions. Unless the context shall otherwise require, all terms which are defined in Section 1.01 of the 1996 Indenture shall have the same meanings, respectively, in this Fourth Supplemental Indenture as such terms are given in said Section 1.01 of the 1996 Indenture.

                                   ARTICLE II.

                              ADDITIONAL GUARANTORS

         Section 2.01. Additional Guarantors. Pursuant to Section 10.04 of the 1996 Indenture, the Additional Guarantors (as defined in the Preamble of this Fourth Supplemental Indenture) hereby expressly assume the obligations of, and otherwise agree to perform all of the duties of, a Guarantor under the 1996 Indenture, subject to the terms and conditions thereof, as of the date set forth opposite the name of such Additional Guarantors on Schedule A hereto.

                                  ARTICLE III.

         Section 3.01. Effective Date. This Fourth Supplemental Indenture shall become effective upon execution and delivery hereof.

         Section 3.02. Counterparts. This Fourth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 3.03. Acceptance. The Trustee accepts the 1996 Indenture, as supplemented by this Fourth Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or the due execution by the Company, the Guarantors or the Additional Guarantors, or for or in respect of the recitals contained herein, all of which are made by the Company solely.

         Section 3.04. Successors and Assigns. All covenants and agreements in this Fourth Supplemental Indenture by the Company, the Guarantors, the Additional Guarantors or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

         Section 3.05. Severability. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 3.06. Governing Law. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws provisions thereof.

         Section 3.07. Incorporation into 1996 Indenture. All provisions of this Fourth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the 1996 Indenture; and the 1996 Indenture, as amended and supplemented by this Fourth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.



         IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.


                                           OUTDOOR SYSTEMS, INC.


                                           By:  /s/ William S. Levine
                                                ----------------------------
                                                Name:  William S. Levine
                                                Title: Chairman of the Board
ATTEST:

/s/ Bill M. Beverage
--------------------
Bill M. Beverage
Secretary


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                   GUARANTORS:

                                   OUTDOOR SYSTEMS PAINTING, INC.

                                   NEW YORK SUBWAYS ADVERTISING CO.,
                                    INC.

                                   OS BUS, INC.

                                   OUTDOOR SYSTEMS (NEW YORK), INC.

                                   NATIONAL ADVERTISING COMPANY

                                   PACIFIC CONNECTION, INC.

                                   SALM ENTERPRISES, INC.

                                   ATLANTA BUS SHELTERS
                                       BY: OUTDOOR SYSTEMS, INC.,
                                       GENERAL PARTNER


                                   By: /s/ William S. Levine
                                       ----------------------------
                                       Name: William S. Levine
                                       Title: Chairman of the Board

ATTEST:

/s/ Bill M. Beverage
--------------------
Bill M. Beverage
Secretary



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                   ADDITIONAL GUARANTORS:

                                   ATLANTIC PROSPECT, INC.

                                   OS FLORIDA, INC.

                                   PREMIER SPORTS MARKETING, INC.


                                   By:  /s/ William S. Levine
                                        ----------------------------
                                        Name:  William S. Levine
                                        Title: Chairman of the Board

ATTEST:

/s/ Bill M. Beverage
--------------------
Bill M. Beverage
Secretary

                                   THE BANK OF NEW YORK, as Trustee


                                   By: /s/ Sandra Carreker
                                       ---------------------
                                       Name: Sandra Carreker
                                       Title: Agent

ATTEST:

/s/ Heidi Van Horn-Bash
--------------------------
Name:  Heidi Van Horn-Bash
Title: Agent

                                   SCHEDULE A

                              ADDITIONAL GUARANTORS


Name                                                                Date

Atlantic Prospect, Inc., a New York corporation               August 31, 1998

OS Florida, Inc., a Florida corporation                       August 31, 1998

Premier Sports Marketing, Inc., a Delaware corporation        August 31, 1998